UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2005

COMSYS IT PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13956	56-1930691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1800

Houston, Texas 77027

(Address of Principal Executive Offices)

(713) 386-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2005, COMSYS IT Partners, Inc., also referred to as COMSYS, entered into indemnification agreements with COMSYS’ directors and executive officers under which COMSYS agreed, in certain circumstances, to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or executive officers of the company. A form of indemnification agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 28, 2005, the Board of Directors of COMSYS adopted the First Amendment to its Amended and Restated Bylaws, also referred to as the Bylaws, in accordance with Section 9.15 thereof. Pursuant to the First Amendment, Article V, Section 5.1 of the Bylaws was amended to provide that the requirement to have at least one Group A director on the Board’s Compensation Committee will not apply to any subcommittee of the Compensation Committee. The First Amendment to the Bylaws is attached to this report as Exhibit 3.1 and is incorporated herein by reference.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or a Waiver of a Provision of the Code of Ethics.

On April 28, 2005, the Board of Directors of COMSYS adopted a revised Code of Business Conduct and Ethics in connection with its annual review and reassessment of the code. The revised Code of Business Conduct and Ethics clarified COMSYS’ policy applicable to its directors, officers and other employees with respect to corporate opportunities and personal conflicts of interest. The revised Code of Business Conduct and Ethics is attached to this report as Exhibit 14. 1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements or Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

Number	Exhibit
3.1*	First Amendment to the Amended and Restated Bylaws of COMSYS.

10.1*	Form of Indemnification Agreement with officers and directors of COMSYS.

14.1*	Code of Business Conduct and Ethics of COMSYS.

*	Filed herewith.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSYS IT PARTNERS, INC.

Date: May 4, 2005	By:	/s/ MARGARET G. REED
	Name:	Margaret G. Reed
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Number	Exhibit
3.1*	First Amendment to the Amended and Restated Bylaws of COMSYS.

10.1*	Form of Indemnification Agreement with officers and directors of COMSYS.

14.1*	Code of Business Conduct and Ethics of COMSYS.

*	Filed herewith.